Exhibit 2

MSG National Properties, LLC c/o Madison Square Garden Entertainment Corp. Two Penn Plaza New York, New York 10121

May 12, 2021

Townsquare Media, Inc.

1 Manhattanville Road, Suite 202

Purchase, New York 10577

Attn: General Counsel

Re:	Conversion of Class A Common Stock

Dear Sir or Madam:

MSG National Properties, LLC (“MSG National Properties”) is, immediately prior to the Conversion (as defined below), the holder of 3,208,139 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of Townsquare Media, Inc. (“Townsquare”). On or about the date hereof, 2,625,000 shares of Class A Common Stock held by MSG National Properties will be converted (the “Conversion”) to shares of Townsquare’s Class C common stock, par value $0.01 per share (“Class C Common Stock”), immediately after which MSG National Properties will hold 583,139 shares of Class A Common Stock and 2,625,000 shares of Class C Common Stock. Reference is hereby made to (i) that certain Registration Rights Agreement, dated August 16, 2016, between Townsquare and Madison Square Garden Investments, LLC (“MSG Investments”), and the Joinder Registration Agreement, dated November 9, 2020, between Townsquare and MSG National Properties (collectively, the “Registration Rights Agreement”) and (ii) the Letter Agreement, dated August 16, 2016, between Townsquare and MSG Investments (together with the Registration Rights Agreement, the “MSG Agreements”). The Conversion is not intended in any way to, and shall not be deemed to, amend or modify the terms of the MSG Agreements, and such MSG Agreements remain in full force and effect following the Conversion. The parties acknowledge and agree that the Class A Common Stock and Class C Common Stock will continue to be deemed Investor Registrable Securities, subject to the terms of the Registration Rights Agreement.

Sincerely yours,

MSG NATIONAL PROPERTIES, LLC

By:	/s/ Mark H. FitzPatrick
	Name:	Mark H. FitzPatrick
	Title:	Executive Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

TOWNSQUARE MEDIA, INC.

By:	/s/ Allison Zolot
	Name:	Allison Zolot
	Title:	SVP and General Counsel

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